Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Tammy Ridout	Darcy Reese
Managing Director, External Communications	Vice President, Investor Relations
614/716-2347	614/716-2614

FOR IMMEDIATE RELEASE

AEP Appoints Two New Directors
Company enters into an agreement with Icahn Capital L.P.

COLUMBUS, Ohio, Feb. 12, 2024 – American Electric Power (Nasdaq: AEP) today announced that it has entered into an agreement with Icahn Capital L.P. and certain of its affiliates, under which Hunter C. Gary, senior managing director at Icahn Enterprises L.P., and Henry (“Hank”) P. Linginfelter, retired executive vice president of Southern Company Gas, will join AEP’s Board of Directors, effective today.
Julie Sloat, AEP chair, president and chief executive officer, said, “On behalf of the Board, we welcome Hunter and Hank to AEP. Hunter’s experience providing operational oversight as an investor and public company director and Hank’s utility regulatory experience will serve us well as we continue to execute on our strategic priorities and enhance value for our shareholders. We are confident that their perspectives will add value in the boardroom as we continue to simplify and de-risk our operations, control costs and execute on our flexible and robust capital plan to provide safe, reliable and affordable service to our customers.”
“We look forward to working with Julie Sloat and the Board of Directors to optimize the value and performance of AEP’s high quality regulated electric utility business for the benefit of all of AEP’s stakeholders,” said Carl C. Icahn.
With the additions of Gary and Linginfelter, the Board will temporarily increase to 14 directors, 13 of whom are independent. Gary and Linginfelter will stand for election at AEP's 2024 Annual Meeting of Shareholders as part of the company’s recommended slate of director nominees, following which the Board will once again be comprised of 12 directors. Gary’s appointment is subject to certain regulatory approvals, and he will have voting rights on the Board after those approvals are received.

Additionally, the Board has invited Andrew J. Teno, portfolio manager at Icahn Capital, to serve as a non-voting observer in Board meetings. Teno brings significant relevant industry expertise given his experience as a Board member of FirstEnergy, Southwest Gas Corporation and Cheniere Energy, Inc., among others.
Icahn Capital and certain of its affiliates have agreed to customary standstill, voting commitments and other provisions. The agreement will be filed on a Form 8-K with the Securities and Exchange Commission.
J.P. Morgan Securities LLC is serving as financial advisor and Simpson Thacher & Bartlett LLP is serving as legal counsel to AEP.

About Hunter C. Gary
Gary is a senior managing director of Icahn Enterprises, L.P. (IEP), a diversified holding company engaged in a variety of businesses, where he is responsible for monitoring and enhancing portfolio company operations. Gary is also a member of the Board of Conduent Inc. and CVR Energy, Inc. He received his Bachelor of Science degree from Georgetown University as well as a certificate of executive development from Columbia Graduate School of Business.

About Henry P. Linginfelter
Linginfelter is the retired executive vice president of Southern Company Gas, the largest gas utility in the U.S. He was responsible for all operations, safety, construction, customer service, engineering, environmental, gas supply and control, budgeting and planning, and financial planning, among other responsibilities. He currently serves as a member of the Board of Directors at Southwest Gas Holdings Inc., and previously was on the Board of Southern Company’s captive insurance business. He has broad executive and operating experience, as well as extensive experience in regulatory and legislative affairs. Linginfelter is the former chair of the Southern Gas Association and served on the American Gas Association Leadership Council for several years. Linginfelter received his Bachelor of Science and Industrial Management at Georgia Institute of Technology as well as an MBA at Georgia State University.

About AEP
At American Electric Power, based in Columbus, Ohio, we understand that our customers and communities depend on safe, reliable and affordable power. Our nearly 17,000 employees operate and maintain more than 40,000 miles of transmission lines, the nation's largest electric transmission system, and more than 225,000 miles of distribution lines to deliver power to 5.6 million customers in 11 states. AEP also is one of the nation's largest electricity producers with nearly 29,000 megawatts of diverse generating capacity, including approximately 6,100 megawatts of renewable energy. AEP is investing $43 billion over the next five years to make the electric grid cleaner and more reliable. We are on track to reach an 80% reduction in carbon dioxide emissions from 2005 levels by 2030 and have a goal to achieve net zero by 2045. AEP is recognized consistently for its focus on sustainability, community engagement and inclusion. AEP's family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. For more information, visit aep.com.
---
This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the impact of pandemics and any associated disruption of AEP's business operations due to impacts on economic or market conditions, costs of compliance with potential government regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers; the economic impact of increased global trade tensions including the conflicts in Ukraine and the Middle East, and the adoption or expansion of economic sanctions or trade restrictions; inflationary or deflationary interest rate trends; volatility and disruptions in the financial markets precipitated by any cause, including failure to make progress on federal budget or debt ceiling matters, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly if expected sources of capital, such as proceeds from the sale of assets or subsidiaries, do not materialize, and during periods when the time lag between incurring costs and recovery is long and the costs are material; decreased demand for electricity; weather conditions, including storms and drought conditions, and AEP's ability to recover significant storm restoration costs; limitations or restrictions on the amounts and types of insurance available to cover losses that might arise in connection with natural disasters or operations; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of generation plants; AEP's ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to transition from fossil generation and the ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms, including favorable tax treatment, and to recover those costs; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of generation plants and related assets; the impact of federal tax legislation on results of operations, financial condition, cash flows or credit ratings; the risks associated with fuels used before, during and after the generation of electricity and the byproducts and wastes of such fuels, including coal ash and spent nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation or regulatory proceedings or investigations; AEP's ability to constrain operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP's ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; the impact of changing expectations and demands of customers, regulators, investors and stakeholders, including heightened emphasis on environmental, social and governance concerns; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; the impact of volatility in the capital markets on the value of the investments held by AEP's pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, wildfires, cyber security threats and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel
3